EXHIBIT 99.1

Peakstone Realty Trust Reports
2022 Fourth Quarter and Full Year Results

For the Year Ended December 31, 2022:
–          Leased 1.3 Million Square Feet
–          Sold Over $1.4 Billion of Office Assets
–          Reduced Outstanding Debt by Approximately $1.1 Billion

El Segundo, Calif. (March 24, 2023) - Peakstone Realty Trust ("PKST" or the "Company"), formerly known as Griffin Realty Trust, announced its results for the quarter and full year ended December 31, 2022.

"Throughout 2022 and the start of 2023, we executed important steps to strengthen and de-risk the Company amidst continued macroeconomic pressures and the lingering impact of hybrid work patterns that have challenged office building leasing volume and valuations,” stated Michael J. Escalante, PKST's Chief Executive Officer. “As part of these efforts, we leased over 1.3 million square feet and sold over $1.57 billion of assets ($1.4 billion in 2022 and $170 million to date in 2023). Our asset sales generated proceeds which were primarily used to pay down more than $1.0 billion of debt. In addition, subsequent to year-end, we amended our credit facility to extend the maturity of our revolver through January 2026. Moving ahead with a weighted average lease term in excess of 7.1 years, a strong balance sheet,  and no significant near-term debt maturities, we are confident that the Company is well-positioned to execute on its plan to list its common shares on the New York Stock Exchange and enable value creation over the long-term for all shareholders."

Highlights for the Quarter and Year Ended December 31, 2022

•	Revenue of approximately $75.9 million for the quarter and approximately $416.5 million for the year.

•	Net (loss) income attributable to common shareholders of $(228.6) million for the quarter and $(411.9) million for the year.

•	Adjusted Funds from Operation ("AFFO")[1] of $0.75 per basic and diluted share for the quarter and $4.81 for the year.

•
Closed on the sale of 46 office properties in two stages for approximately $1.3 billion (the “Office Portfolio Sale”) and as part of the Office Portfolio Sale, entered into a joint venture (the "Office Joint Venture"), retaining a 49% interest therein for a total capital contribution of $184.2 million.

•	Closed on the sale of two additional office properties for $126.3 million.

Consolidated Portfolio Overview as of December 31, 2022

•	81 properties located in 24 states.

•	Weighted average remaining lease term of approximately 7.1 years.

•	Portfolio is 95.5% leased with an average economic occupancy of 94.8% comprised of Industrial (100%), Office (98.3%), and Other (75.4%).

•	Over 98.5% of annualized base rent[2] is subject to periodic increases, of which 86.3% is subject to annual escalations that average approximately 2.1%.

•	Approximately 61.5% of annualized base rent is generated by investment grade companies.[3]

Operating Highlights

Leasing Activity

•	For the quarter, executed one new 15-year lease for approximately 98,000 square feet and one seven-year renewal lease for approximately 226,000 square feet.

•	For the year, executed 17 new and renewal leases totaling approximately 1.3 million square feet.

Dispositions/Joint Ventures

•	For the year:

◦
Completed the Office Portfolio Sale and entered into the Office Joint Venture. The Company's obligation to the Office Joint Venture is generally limited to its initial capital contribution of $184.2 million.

◦	Sold two additional office properties for $126.3 million.

•	Subsequent to year-end, sold three properties for approximately $170 million.

Financial Metrics

Revenue

•
For the quarter, total revenue was approximately $75.9 million, which represents a $43.2 million decrease in rental income compared to the same quarter last year primarily due to the Office Portfolio Sale.

•	For the year, total revenue was approximately $416.5 million, which represents a $43.4 million decrease in rental income compared to the prior year primarily due to the Office Portfolio Sale.

Net (Loss) Income

•
For the quarter, net (loss) attributable to common shareholders was approximately $(228.6) million, or $(6.34) per basic and diluted share, compared to net income attributable to common shareholders of approximately $1.0 million, or $0.03 per basic and diluted share, for the same quarter last year, primarily due to the net loss on the disposition of office assets of $(43.8) million and non-cash impairments of real estate of $(41.3) million and goodwill of $(135.3) million.

•
For the year, net (loss) attributable to common shareholders was approximately $(411.9) million, or $(11.41) per basic and diluted share, compared to net income attributable to common shareholders of approximately $1.6 million, or $0.04 per basic and diluted share, for the prior year, primarily due to the net loss on the disposition of assets of $(139.3) million as a result of the Office Portfolio Sale, non-cash impairment of real estate of $($127.6) million, non-cash impairment of goodwill of $(135.3) million, and transaction expenses of $(22.4) million.

AFFO

•
For the quarter, AFFO was approximately $29.6 million, or $0.75 per basic and diluted share, compared to $60.2 million, or $1.52 per basic and diluted share, for the same quarter last year, primarily due to a $43.2 million decrease in rental income primarily due to the Office Portfolio Sale.

•
For the year, AFFO was approximately $190.7 million, or $4.81 per basic and diluted share, compared to $219.2 million, or $5.79 per basic and diluted share, for the prior year, primarily attributable to a $43.4 million decrease in rental income due to the Office Portfolio Sale.

Debt Highlights

•	For the year, reduced debt by approximately $1.1 billion primarily utilizing proceeds from sales.

•	For the year, extended the maturity date of the $750.0 million revolving credit facility (the "Revolving Credit Facility") to June 2024 (including three three-month extensions).

•
Subsequent to year-end, further extended the maturity date of the Revolving Credit Facility to January 2026, subject to, among other things, the Company completing a listing of its common shares on the New York Stock Exchange.

About Peakstone Realty Trust
Peakstone Realty Trust is an internally managed, publicly registered real estate investment trust (REIT) that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations. As of March 24, 2023, Peakstone’s portfolio consists of 19 million square feet across 24 states in primarily high growth, strategic coastal and sunbelt markets.

Additional information is available at www.pkst.com.

Investor Contact:
ir@pkst.com

Advisors Contact:
advisorservices@pkst.com

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko/Jack Kelleher/Kara Sperry
212-355-4449

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release of Peakstone Realty Trust, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; the impact of the work-from-home trends; recent and ongoing disruption in the debt and banking markets; occupancy, rent deferrals and the financial condition of the Company’s tenants; whether easing of the pandemic, work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether a listing of the Company will be completed; whether any such listing will maximize shareholder value; whether we will be successful in the pursuit of our business plan, including any dispositions; whether we will succeed in our investment objectives; any relationship between the trading price of our common shares at listing and our published net asset value; any fluctuation and/or volatility of the trading price of our common shares once listed; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks related to the disruption of management’s attention from ongoing business operations due to pursuit of requirements related to being a listed company; whether we will comply with Sarbanes-Oxley as required of listed companies; and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this press release. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because the Company operates in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures the Company makes concerning risks in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” of the Company's Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

1 FFO, as described by the National Association of Real Estate Investment Trusts ("NAREIT"), is adjusted for redeemable preferred distributions. Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate its operating performance. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented. See below for a reconciliation of FFO and AFFO to the most directly comparable GAAP financial measure.
2 Annualized base rent or “ABR” means the contractual base rent before abatements and deducting base year operating expenses for gross and modified gross leases as of December 31, 2022, unless otherwise specified, multiplied by 12 months. For properties in the Company's portfolio that had rent abatements as of December 31, 2022, the Company used the monthly contractual base rent payable following expiration of the abatement.
3 Investment grade companies means companies (e.g., a tenant or a guarantor or non-guarantor parent of a tenant) that have received an investment grade credit rating from a Nationally Recognized Statistical Rating Organization (“NRSRO”) approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a company with a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs; moreover, because PKST provides credit ratings for some companies that are non-guarantor parents of Company's tenants, such credit ratings may not be indicative of the creditworthiness of the relevant tenants. Approximately 61.5% of the portfolio's ABR was generated by investment grade companies, with 57.1% generated from companies with a NRSRO credit rating and the remaining 4.4% from companies with a non-NRSRO credit rating that the Company believes is generally equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$233,180	$168,618
Restricted cash	4,764	17,522
Real estate:
Land	327,408	584,291
Building and improvements	2,631,965	4,104,782
Tenant origination and absorption cost	535,889	876,324
Construction in progress	1,994	4,763
Total real estate	3,497,256	5,570,160
Less: accumulated depreciation and amortization	(644,639)	(993,323)
Total real estate, net	2,852,617	4,576,837
Investments in unconsolidated entities	$178,647	—
Intangible assets, net	33,861	43,100
Deferred rent receivable	79,572	108,896
Deferred leasing costs, net	26,507	44,505
Goodwill	94,678	229,948
Due from affiliates	—	271
Right of use asset	35,453	39,482
Interest rate swap asset	41,404	3,456
Other assets	31,877	40,382
Real estate assets and other assets held for sale, net	20,816	$—
Total assets	$3,633,376	$5,273,017
LIABILITIES AND EQUITY
Debt, net	$1,485,402	$2,532,377
Restricted reserves	627	8,644
Interest rate swap liability	—	25,108
Distributions payable	12,402	12,396
Due to affiliates	1,458	2,418
Intangible liabilities, net	20,658	30,626
Lease liability	46,519	50,896
Accrued expenses and other liabilities	80,175	109,121
Total liabilities	1,647,241	2,771,586
Perpetual convertible preferred shares	125,000	125,000
Noncontrolling interests subject to redemption; 556,099 and 556,099 units as of December 31, 2022 and December 31, 2021, respectively	3,812	4,768
Shareholders' equity:
Common stock, $0.001 par value; 800,000,000 shares authorized; 35,999,898 and 36,070,902 shares outstanding in the aggregate as of December 31, 2022 and December 31, 2021, respectively	36	36
Additional paid-in capital	2,948,600	2,952,261
Cumulative distributions	(1,036,678)	(922,562)
Accumulated (loss) income	(269,926)	141,983
Accumulated other comprehensive income (loss)	40,636	(18,708)
Total shareholders' equity	1,682,668	2,153,010
Noncontrolling interests	174,655	218,653
Total equity	1,857,323	2,371,663
Total liabilities and equity	$3,633,376	$5,273,017

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Rental income	$75,893	$119,125	$416,485	$459,872
Expenses:
Property operating expense	9,357	16,687	52,451	61,259
Property tax expense	6,065	10,708	37,317	41,248
Property management fees to non-affiliates	589	1,051	3,496	4,066
General and administrative expenses	11,706	10,350	39,893	40,479
Corporate operating expenses to affiliates	284	630	1,349	2,520
Real estate impairment provision	41,323	—	127,577	4,242
Depreciation and amortization	35,275	54,922	190,745	209,638
Total expenses	104,599	94,348	452,828	363,452
Income before other income and (expenses)	(28,706)	24,777	(36,343)	96,420
Other income (expenses):
Interest expense	(16,501)	(21,425)	(84,816)	(85,087)
Extinguishment of debt	—	—	(13,249)	—
Other income, net	(181)	1,289	(45)	1,521
Net loss from investment in unconsolidated entities	(9,993)	—	(9,993)	8
(Loss) gain from disposition of assets	(43,767)	—	(139,280)	(326)
Impairment provision, goodwill	(135,270)	—	(135,270)	—
Transaction expenses	(13,724)	(966)	(22,386)	(966)
Net (loss) income	(248,142)	3,675	(441,382)	11,570
Distributions to redeemable preferred shareholders	(2,516)	(2,516)	(10,063)	(9,698)
Net (income) loss attributable to noncontrolling interests	22,071	(102)	39,714	(66)
Net income (loss) attributable to controlling interest	(228,587)	1,057	(411,731)	1,806
Distributions to redeemable noncontrolling interests attributable to common shareholders	(45)	(45)	(178)	(177)
Net (loss) income attributable to common shareholders	$(228,632)	$1,012	$(411,909)	$1,629
Net (loss) income attributable to common shareholders per share, basic and diluted	$(6.34)	$0.03	$(11.41)	$0.04
Weighted average number of common shares outstanding, basic and diluted	35,999,203	36,022,888	36,057,825	34,361,208
Cash distributions declared per common share	0.80	0.80	3.16	3.16

PEAKSTONE REALTY TRUST
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

Funds from Operations and Adjusted Funds from Operations

Our reported results are presented in accordance with GAAP. We also disclose FFO and AFFO both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable real estate assets, adding back impairment write-downs of depreciable real estate assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of depreciable real estate assets and gains and losses from sales of depreciable real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.

Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate the Company's operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of share-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented.

AFFO is a measure used among the Company's peer group.  The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Management believes that AFFO is a beneficial indicator of its ongoing portfolio performance and ability to sustain its current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or the Company's future ability to make or sustain distributions. By providing FFO and AFFO, the Company presents information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, the Company believes the non-GAAP measures of FFO and AFFO, in addition to net income (loss) are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under its current business plan as noted above. FFO and AFFO should not be viewed as a more prominent measure of performance than net income (loss) and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$(248,142)	$3,675	$(441,382)	$11,570
Adjustments:
Depreciation of building and improvements	22,336	33,035	113,191	125,388
Amortization of leasing costs and intangibles	13,037	21,977	77,926	84,598
Impairment provision, real estate	41,323	—	127,577	4,242
Loss from disposition of assets, net	43,767	—	139,280	326
Company's share of amortization of intangible assets- unconsolidated entity	4,643	—	4,643	—
Company's share of loss on sale of unconsolidated entity	3,558	—	3,558	(8)
FFO	(119,478)	58,687	24,793	226,116
Distribution to redeemable preferred shareholders	(2,515)	(2,516)	(10,063)	(9,698)
FFO attributable to common shareholders and limited partners	$(121,993)	$56,171	$14,730	$216,418
Reconciliation of FFO to AFFO:
FFO attributable to common shareholders and limited partners	$(121,993)	$56,171	$14,730	$216,418
Adjustments:
Revenues in excess of cash received, net	(5,199)	639	(15,407)	(10,780)
Amortization of share-based compensation	3,433	1,752	9,573	7,470
Deferred rent - ground lease	433	516	1,951	2,064
Unrealized loss (gain) on investments	15	(5)	195	(15)
Loss on debt breakage costs — write-off of deferred financing costs	—	—	1,771	—
Amortization of deferred financing costs	993	809	3,544	3,184
Company's share of amortization of deferred financing costs- unconsolidated entity	3,740	—	3,740	—
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	(257)	—	(257)	—
Company's share of amortization of above market rent - unconsolidated entity	(58)	—	(58)	—
Amortization of lease inducements	79	69	537	278
Amortization of above/(below) market rent, net	(923)	(691)	(2,205)	(1,323)
Amortization of debt premium/(discount), net	103	103	409	409
Amortization of ground leasehold interests	(98)	(91)	(372)	(350)
Amortization of below tax benefit amortization	377	377	1,494	1,252
Employee separation expense	—	777	72	777
Write-off of transaction costs	—	3	28	65
Write-off of reserve liability	—	(1,166)		(1,166)
Goodwill impairment provision	135,270	—	135,270	—
Transaction expenses	13,724	966	22,386	966
Debt breakage costs	—	—	13,249	—
AFFO available to common shareholders and limited partners	$29,639	$60,229	$190,650	$219,249
FFO per share, basic and diluted	$(3.09)	$1.42	$0.37	$5.71
AFFO per share, basic and diluted	$0.75	$1.52	$4.81	$5.79

Weighted-average common shares outstanding - basic EPS	35,999,203	36,022,888	36,057,825	34,361,208
Weighted-average OP Units	3,537,654	3,537,654	3,537,654	3,537,654
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,536,857	39,560,542	39,595,479	37,898,862